SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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EPIMMUNE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Filed by Epimmune Inc. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

PRESS RELEASE

     On May 11, 2005, Immuno-Designed Molecules, S.A., or IDM, a société anonyme organized under the laws of France, issued the following press release announcing that results of the Phase III clinical trial of MEPACT in osteosarcoma would be presented at a panel during the Congress of the American Society of Pediatric Hematology/Oncology on May 16, 2005.

     We have entered into a share exchange agreement, as amended, with shareholders of IDM. Subject to the terms and conditions of the share exchange agreement, as amended, we will acquire all of the outstanding share capital of IDM, with certain exceptions related to shares and a warrant held in French retirement accounts, in exchange for shares of our common stock, and IDM will become our subsidiary.

IDM Announces Detailed Phase III Results for Mepact In Osteosarcoma to Be Presented at ASPHO Annual Meeting

PARIS—(BUSINESS WIRE)—May 11, 2005—IDM (Immuno-Designed Molecules), a privately held biopharmaceutical company which shareholders recently entered into an agreement to combine with Epimmune Inc. (Nasdaq:EPMN), announces that the Phase III clinical results for its Liposomal Muramyl Tripeptide Phosphatidyl Ethanolamine product (L-MTP-PE), also named Mepact™, will be presented and discussed in a panel symposium on May 16 in Washington, DC.

Presentations will be made by Dr. Paul A. Meyers (Memorial Sloan-Kettering Cancer Center), the study’s principal investigator and Dr. Eugenie S. Kleinerman (The University of Texas M. D. Anderson Cancer Center). Other panel members include Dr. Richard Gorlick (The Children’s Hospital at Montefiore), Dr. Edmund A. Gehan (Lombardi Comprehensive Cancer Center at Georgetown University), and Dr. Neyssa Marina (Stanford University Medical Center). The presentations and panel discussion will take place during the Annual Meeting of the American Society of Pediatric Hematology/Oncology (ASPHO), in Washington, DC at the Renaissance Hotel on May 16 from 12:45 to 2:45 p.m.

L-MTP-PE is an immune system stimulant designed to promote the destruction of cancer cells by activating macrophages present in the body. The randomized Phase III trial of L-MTP-PE that will be the subject of discussion was conducted by Children’s Oncology Group, over a six-year period, in 793 patients with newly diagnosed high grade osteosarcoma. The results from the trial suggest that L-MTP-PE added to chemotherapy provides a significant improvement in disease-free and overall survival in patients with non-metastatic resectable osteosarcoma, compared to chemotherapy alone.

Osteosarcoma is the most common form of bone cancer. It primarily occurs in children and adolescents. There are approximately 900 new cases of osteosarcoma per year in the United States and around the same number in Europe.

L-MTP-PE (Mepact) for the treatment of osteosarcoma has been granted orphan drug status in the U.S. in 2001 and in the EU in 2004.

To date, more than 96% of IDM’s shareholders have entered into a definitive agreement to combine IDM with Nasdaq publicly traded Epimmune Inc. in an all-stock transaction expected to close in the second or third quarter of 2005. Epimmune has filed a proxy statement with the United States Securities and Exchange Commission in connection with the transaction, which is subject to approval by the Epimmune stockholders and certain other closing conditions.

About IDM

IDM is a biopharmaceutical company focused on the development of innovative products to treat and control cancer while maintaining the patient’s quality of life. IDM is currently developing two lines of products: one aiming at the destruction of residual cancer cells after the use of traditional therapies, and the other to prevent tumor recurrence by triggering an immune response. IDM’s most advanced product has completed a Phase III clinical trial, five other products are in clinical trials and five are in preclinical development. For more information, visit www.idm-biotech.com.

Where You Can Find Additional Information About IDM’s Proposed Combination With Epimmune

Epimmune Inc. has filed a preliminary proxy statement concerning its proposed combination with IDM with the Securities and Exchange Commission (SEC). Investors and security holders are advised to read the proxy statement related to the proposed transaction because it contains important information related to the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Epimmune with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement and any other documents filed by Epimmune with the SEC may also be obtained free of charge from Epimmune by directing such request to Epimmune’s Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

Information Concerning Participation in Epimmune’s Proxy Solicitation

IDM and Epimmune and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Epimmune with respect to the proposed transaction between Epimmune and IDM. Information regarding Epimmune’s executive officers and directors is included in Epimmune’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2004. This document is available free of charge at the SEC’s website at http://www.sec.gov and from Epimmune at http://www.epimmune.com. Investors and security holders may obtain additional information about the interests of the respective executive officers and directors of Epimmune and IDM in the proposed transaction between Epimmune and IDM by reviewing the proxy statement related to the transaction filed with the SEC.

CONTACT: IDM

Nadine Sciacca, +33 (0) 1 40 09 04 11
nsciacca@idm-biotech.com
or
Euro RSCG C&0
Marie-Carole de Groc, +33 (0) 1 58 47 95 07
marie-carole.de-groc@eurorscg.fr
Florence Macaire, +33 (0) 1 58 47 95 18
florence.macaire@eurorscg.fr

SOURCE: IDM

Forward-Looking Statements

     The foregoing statements regarding the proposed transaction between us and IDM include forward looking statements, which are subject to risks and uncertainties, including but not limited to the possibility that the proposed transaction with IDM may not ultimately close for any of a number of reasons, such as our not obtaining shareholder approval of the transaction or related matters; failure of holders of at least 95% of the outstanding stock of IDM to become parties to the definitive agreement; the possibility that IDM shareholders who have not become parties to the definitive agreement make an alternative bid regarding a transaction involving IDM to the IDM shareholders pursuant to rights under the shareholders agreement among the IDM shareholders and, if so, that the IDM shareholders accept that bid instead of the transaction with us; and the possibility that Nasdaq will not approve the listing of the combined company’s shares for trading on the Nasdaq National Market; and that, in the event the transaction is completed, the combination of us and IDM may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the transaction. In addition, statements regarding development of IDM’s product candidates are subject to risks and uncertainties regarding regulatory approval and commercialization of IDM’s product candidates, including whether clinical trial results will support regulatory approval of Mepact.